Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONSONANCE-HFW ACQUISITION CORP. SECURITIES TO COMMENCE SEPARATE TRADING

Princeton, NJ (January 7, 2021) – Consonance-HFW Acquisition Corp. (NYSE American LLC: CHFW.U) (“Consonance-HFW”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about January 11, 2021. The common stock and warrants will trade under the symbols “CHFW” and “CHFW.W”, respectively. Units not separated will continue to be listed on NYSE American LLC under the symbol “CHFW.U.”

Consonance-HFW is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. While Consonance-HFW may acquire a company in any industry, it expects that its focus will be on the healthcare industry, particularly the biotechnology sector, in developed countries including, but not limited to, the United States and countries in Europe.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of Consonance-HFW, including those set forth in the Risk Factors section of Consonance-HFW’s registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Consonance-HFW undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company:

Joshua House

Consonance-HFW Acquisition Corp.

CHFW-info@consonancelifesciences.com